UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 21, 2004

                            FIDELITY BANKSHARES, INC.
                            -------------------------
               (Exact Name of Registrant as Specified in Charter)

     Delaware                       000-29040                65-0717085
-----------------------           -------------           ----------------
(State or Other Jurisdiction)   (Commission File No.)      (I.R.S. Employer
      of Incorporation)                                     Identification No.)


205 Datura Street, West Palm Beach, Florida                        33401
-------------------------------------------                      ----------
(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code:  (561) 803-9900
                                                     --------------


                                 Not Applicable
                                -----------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.        Entry into a Material Definitive Agreement.

On December 21, 2004, the Board of Directors of Fidelity Federal Bank & Trust approved the adoption of the Fidelity Federal Bank & Trust 2005 Long-Term
Deferred  Compensation  Plan  effective  as of January 1, 2005 ("2005  Long-Term
Deferred Compensation Plan"). The Fidelity Federal Savings Bank of Florida Long-Term Deferred Compensation Plan was frozen as to new contributions and/or deferrals earned following December 31, 2004. Accrued benefits under the Fidelity Federal Savings Bank of Florida Long-Term Deferred Compensation Plan will continue to be governed by the terms of the predecessor plan. All future benefit accruals will be governed by the 2005 Long-Term Deferred Compensation Plan, which plan was drafted to comply with the requirements of the new Internal Revenue Code Section 409A created by the American Jobs Creation Act, which was signed into law on October 22, 2004. New Section 409A changes the income tax treatment of nonqualified deferred compensation plans and imposes a number of new requirements that such plans must adopt, both in form and in operation, in order to defer income for years beginning after December 31, 2004.

A  brief  description  of  certain  aspects  of  the  2005  Long-Term   Deferred
Compensation Plan follows.

(a) Eligibility. Certain officers selected by the Board of Directors may participate in the plan.

(b) Amount of Contributions. Each plan year a participant may elect, prior to the beginning of the plan year, to defer any portion of his compensation otherwise payable to the participant during the plan year, with a minimum deferral amount of not less than $2,400 during the deferral period. Participants who enter the plan at mid year must defer a minimum of $200 times the number of months remaining in the deferral period. Participants' accounts shall be credited monthly with interest. Fidelity Federal Bank & Trust may also make discretionary contributions to participants' accounts each plan year.

     Fidelity Federal Bank & Trust shall also credit to participants' accounts each plan year an amount designed to make up for the lower levels of contributions to the Fidelity Federal Savings Bank Savings Plan and the Fidelity Federal Employee Stock Ownership Plan due to statutory restrictions on the amount of contributions that can be made annually to such plans under the Internal Revenue Code.

(c) Time and Method of Payment. All plan benefits other than in-service distributions or hardship withdrawals shall be paid to the participant upon termination of employment for any reason other than death in a lump sum payment, over a period of 60, 120 or 180 months, or in a form equal to the actuarial equivalent of the participant's account balance, as selected by the participant. Payments shall not commence under the plan any earlier than 6 months, and not later than 8 months, after the end of the month in which the participant terminates employment.

     In the event the participant dies after termination of employment, his remaining unpaid account balance shall be paid to the participant's beneficiary over the remaining payout period. In the event that the participant dies before

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termination of employment,  the  participant's  account balance shall be paid to his beneficiary in the form selected by the participant at the time he completed his deferral commitment form.

     Participants may elect to receive in-service withdrawals from their accounts provided that (i) they make such election at the time the enter into a deferral agreement, (ii) the maximum amount that may be withdrawn is limited to 100% of the deferred amount, less interest or discretionary employer contributions, and (iii) the amount withdrawn is paid in consecutive annual installments commencing no earlier than 7 years following the end of the period in which the participant selected the early withdrawal option.

     In the event that a participant suffers a severe unforeseeable financial hardship in the form of a sudden illness of the participant, his or her spouse, or a dependent, a loss of the participant's property due to casualty, or other similar extraordinary, unforeseeable events beyond the control of the participant, the committee that administers the plan may, at its sole discretion, make distributions to the participant in order to meet the financial hardship. Distributions on account of financial hardship are limited to the amount necessary to meet the participant's needs during the financial hardship. Accelerated payments are not permissible under the plan except in the event of an approved financial hardship of the participant.

(d) Unsecured Contractual Rights. The plan shall at all times be unfunded and shall constitute a mere promise by Fidelity Federal Bank & Trust to make benefit payments in the future. Neither a participant, nor his or her designated beneficiary, shall have a preferred claim or, or any beneficial ownership in, any assets of Fidelity Federal Bank & Trust prior to the time benefits are paid, including any compensation deferred by a participant. All rights created by the plan shall be unsecured contractual rights of the participant against Fidelity Federal Bank & Trust.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                             FIDELITY BANKSHARES, INC.



DATE: December 23, 2004                  By:/s/ Vince A. Elhilow
                                            -----------------------------------
                                            Vince A. Elhilow
                                            Chairman of the Board, President and
                                            Chief Executive Officer